                                  PRESENTATION

Slide 1

[S1 Logo]

           S1 Corporation: Comments on Expected Fourth Quarter Results

                             Jaime W. Ellertson, CEO
                            Robert F. Stockwell, CFO

                                January 18, 2001


Slide 2

[S1 Logo]

                            Forward Looking Statement

The statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

- the possibility that actual fourth quarter results will differ from these preliminary results;

- the possibility that the anticipated benefits from our acquisition transactions will not be fully realized;

- the possibility that costs or difficulties related to our integration of acquisitions will be greater than expected;

- our dependence on the timely development, introduction and customs acceptance of new internet services;

- rapidly changing technology and shifting demand requirements and internet usage patterns;

- other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel; and

- other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

Except as required by law, S1 will not update forward looking statements over the course of future periods.

For questions related to this information, contact Sam Perkins, S1 Investor Relations at (404) 812-6671. Please contact Sandy Mitchelson at (404) 812-6426 to obtain a copy of the Annual Report on Form 10-K.



Slide 3

[S1 Logo]

Agenda

-       Expected Fourth Quarter Financial Range

-       Reasons for Fourth Quarter Performance

-       Business Outlook for 2001

-       Q&A


Slide 4

[S1 Logo]

Financial Range - 4Q00 (Estimate)
in $000,000s, except where noted


                           High Estimate                      Low Estimate
                           -------------                      ------------
Revenue                          60.0                              60.5

Expense                          85.0                              88.5

EBITDA                          (25.0)                            (28.0)



Slide 5

[S1 Logo]

Fourth Quarter Performance

-        Edify: Platform Consolidation

-        VerticalOne Transaction

-        Technology Consolidation

-        Corporate Restructuring

-        EMEA: Data Center Operational in Fourth Quarter

-        New Management

-        Other Reserves


Slide 6

[S1 Logo]

Business Outlook

FINANCIAL

-        Committed to Consensus EBITDA breakeven in Fourth Quarter 2001

-        Strides with Large Financial Institutions

INFRASTRUCTURE

-        Business Planning

-        Upper Management Changes


Slide 7

[S1 Logo]

                             Thank you for your time

 S1 will provide an updated view of the fourth quarter when it announces fourth quarter results on Tuesday, February 13.

                              For more information:
                                http://www.s1.com



                          Transcript of Conference Call

SAM PERKINS, VP OF IR - INTRODUCTION - S1 FOURTH QUARTER 2001 CONFERENCE CALL

Thank you, operator. And, Thank you all for joining us on the conference call this morning. I am Sam Perkins, Vice President, Investor Relations at S1. With me are Jaime Ellertson, Chief Executive Officer and Bob Stockwell, Chief Financial Officer.

The press release has been sent out in advance. In particular, the press release was blast faxed to everyone and went across the wire at 6:50 a.m. this morning. Additionally, the entire presentation will be posted on the Web at www.s1.com/q4comment. The web address is case sensitive and it is all lower case. Again, it'll be on the Web at www.s1.com/q4comment. We will be referring to this information during the conference call.

The first item on the agenda is to remind everyone that we'll be making forward-looking statements that are conditioned on the information that will be posted and contained on the slide provided. Please note that we will review actual fourth quarter 2000 performance on our regularly scheduled conference call on February 13

I will briefly review the agenda. Please go to the next slide. Bob Stockwell will address the Fourth Quarter Financial Range and provide an overview of the Reasons for Fourth Quarter Performance. Bob will then hand it over to Jaime Ellertson, S1's CEO. Jaime will address the remaining issues related to the Reasons for Fourth Quarter Performance and conclude with the Business Outlook for 2001. Following Jaime's comments we will open for a brief Question and Answer session.

ROBERT F. STOCKWELL, CFO - COMMENTARY ON FOURTH QUARTER OF 2000

As you have read in the press release issued this morning, we are announcing the following operating results:

Revenues for the fourth quarter are expected to be approximately $60 to 60.5 million. Expenses are expected to range from $85 million to $88.5 million, resulting in an EBITDA loss range from $25 to $28 million. The EBITDA loss per share is expected to be 44 to 50 cents per share.

The fourth quarter results were impacted by three previously announced events during the period, as follows:

1. The announced merger of VerticalOne with Yodlee - which impacted both revenue and expenses in the fourth quarter;

2. The announced sun-setting of the Edify Retail Banking platform - which had revenue and expense impact, as well as restructuring charges; and

3.      The addition of a new CEO and other management experience.

I want to briefly review the major items that have resulted in an increase in the EBITDA loss. These items include:

- The sunset of the Edify platform had an overall impact of $4 - $6 million. This includes both lower revenues and increased reserves.

- A change in - and further consolidation of - technology platforms and worldwide systems had a impact of $2 to $3 million on the fourth quarter.

- As a result of the pending merger between VerticalOne and Yodlee, we made a greater investment in the operations of VerticalOne during the fourth quarter, amounting to approximately $2 million.

- In the fourth quarter, the EMEA operations brought the new data center online resulting in an incremental $1.5 million in cost.

- In addition, we made substantial headway in changing the operating structure of the organization during the fourth quarter resulting in one-time costs of approximately $1.5 million; and

- And, we have increased our cost estimates on a variety of other miscellaneous items amounting to approximately $1 million.

I will note that in most instances, the changes in cost did not have a material impact on cash usage in the fourth quarter.

In addition, we are revising or updating our estimates on a number on other non-cash items below the EBITDA line.

Subsequent to our announcement of the restructuring in November, we completed a detailed analysis of our office facilities around the world and determined that we could consolidate operations and significantly reduce floor space. As a result, we are increasing the restructuring charge estimate from $5 million to approximately $10 million to cover the cost of disposing of unneeded facilities.

Additionally, we are assessing the balance of goodwill on the books and anticipate we will write-off up to an additional $230 million in goodwill and other non-cash charges.

During the fourth quarter, the company used approximately $40 million in cash and as of year-end has approximately $175 million available to fund operations. Jaime will discuss a number of major initiatives that are already well under way which will reduce cash outflows going forward.

JAIME ELLERTSON, CEO - COMMENTARY ON S1 BUSINESS OUTLOOK

As you may know I joined S1 at the end of November and am just past the half way mark of my first 100 days. This is actually the first opportunity I have had to speak with the investment and shareholder community as S1's CEO. Before launching into my comments relating to today's announcement, I'd like to introduce myself. Over the past 20 years I have led numerous software and high technology companies and have led toward high growth. Most recently I took over at Interleaf, a NASDAQ listed company and led its successful turn around into one of the leading XML application companies. Early last year we agreed to sell Interleaf to Broadvision. Over the past year, I led

Broadvision's strategic business operations and focused extensively on leading financial customers and certain new technologies. My arrival at S1 came after a careful review of the opportunities and challenges the company faces going forward.

Now, with that background, let me discuss further the operations and business environments that resulted in our fourth quarter performance.

Let's start with platform consolidation. As Chip Mahan commented to you during the third quarter conference call, we chose to sunset our Edify Retail Banking System, which will result in lower cost in 2001 and beyond. However, as a result of the RBS sunset, some Customers put their projects on hold. This resulted in substantial reduction in revenue from RBS customers in the fourth quarter. However, it does not mean that these customers will not continue as S1 customers or ultimately migrate to other S1 platforms. It just means that the sunset of the Edify RBS system allowed them to step back from their implementation schedules and evaluate a new migration to other platforms in future quarters.

Next, let me discuss the VerticalOne - Yodlee transaction. When our deal with Yodlee was announced in the fourth quarter, it effectively froze the aggregation market in a quarter where technology purchases typically are the highest. Not only did this result in lower sales, but with the pending merger with Yodlee, we continued to make substantial investments in the core operations of VerticalOne through the closure of the transaction. We remain very excited about the core technology and the benefit the VerticalOne - Yodlee combination offers to the financial services market place. The combination of VerticalOne and Yodlee uniquely positions S1 now as a significant shareholder in the category killer. As you are probably aware, that deal closed yesterday as did Yodlee's additional round of financing.

In terms of our technology platform, we continue to implement our Open eFinance Architecture and have received positive feed back from industry analysts and customers. Such an initiative helps strengthen our market position for the long-term. Our Open eFinance Architecture is a strategic and fundamental initiative for S1 during this year because it allows us to consolidate multiple platforms and streamline our business operations. A number of the expenses relating to this initiative were incurred in the fourth quarter.

Turning to operations, we developed a more focused operating structure in the fourth quarter by establishing the Edify Voice Recognition and Customer Interaction group unit as a strategic business unit which will allow us to align that group's efforts to maximize sales synergies and motivate employees. The legal and employee costs related to this SBU occurred and were substantially expensed in the fourth quarter.

Internationally, we continued our expansion in both EMEA and APAC regions. The seeding of core international managers resulted in expatriate expenses that were completed and expensed during the fourth quarter. Also in the fourth quarter, our data center in EMEA went on line. The capital employed in the EMEA data center leads to revenue today and more in the future. But, the costs of bringing the data center into operation with staffing and equipment were greater than our original estimates. Finally, as you know, we hired a new CEO during the fourth quarter. As you might guess, the search and relocation costs for Sr. executives are not insubstantial. In addition to my new post, we are going to augment our management team at S1 and we have aggressively taken steps to do so in the fourth quarter. We will be hiring several new senior managers. As an example, we are well under way toward obtaining new senior executives in the two key positions of Chief Financial Officer and Sr. Vice President, Marketing. Early in my tenure Bob and I discussed my needs and came to the mutual decision that S1 should commence its search for a new CFO. Bob has served S1 well during his tenure here but we are now well underway with this search. With regard to marketing, we will be establishing a new position of Senior Vice President, Marketing to lead both product management and Marketing/Communications (MarCom) for S1. This individual will help create a more dominant S1 brand and unify our enterprise eFinance application offerings. This search is also well underway. In addition to these two senior level searches we have also pressed ahead with identifying people that will fill the new positions of Vice President, World-Wide Channels and Vice President Customer Support. I am happy to report that the Vice President Customer Support has already been filled. These management level activities are indications of our commitment to improved operating performance and efficiencies. The majority of these expenses related to these executives occurred in the fourth quarter.

Now, I would like to turn to our business outlook for 2001. As we begin fiscal year 2001, S1 is positioned in an exciting market with a combination of challenges and significant opportunities. Today, I want to make some very general observations, only, as you know we have a full fourth quarter conference call scheduled for February 13, 2001. I joined S1 because, of any company that offers products and services in the eFinance space, there are none, that I am aware of, that have the same depth and breadth of capabilities now possessed by the S1 eFinance suite. We are seeing a rapid convergence among banks, insurance and investment management companies, which is blurring, the business boundaries in this market place. This convergence is driving financial institutions to think more about an integrated end-to-end eFinance offering which will help them grow revenues and less about basic transaction processing. S1 is focused on enabling our customers to deliver an integrated eFinance experience. Helping our customers create this experience across their complete financial products that span the Enterprise will be our focus for 2001.

I want to affirm that I am committed to driving S1 to EBITDA breakeven in 2001. My personal expectation for S1 is to get there sooner, but we must get there no later than the fourth quarter of 2001. Better management of our cash resources and drive toward positive EBITDA are cornerstones in our 2001 business plan. My compensation and the entire executive team's compensation is aligned with these cornerstones.

On the revenue side, our new and existing customers must drive our revenue. As previously discussed, in the fourth quarter our EMEA data center signed new major customer commitments for the Consumer Suite. These multiyear consumer suite opportunities will provide revenue growth in 2001. In the United States, our NT based Community and Regional banking product (that's our Q-UP application) had a great quarter and signed 60 new bank contracts with financial institutions. Our community and regional banking product continues to demonstrate it is the customer's choice for packaged applications, repeatedly winning over competitors who offer tool-kit or build your own products in-house. And, the health of S1's Edify Call Center, Customer Interaction and Voice Recognition solutions (you will hear us call it Customer Interaction) channel continue to make headway in the financial market place. S1's customer interaction and voice recognition solutions strategy was validated in the fourth quarter as Fleet signed a $1.8 million contract to implement that solution by the third quarter of 2001. That deal was significant because it demonstrates the breadth of our enterprise eFinance initiative from NT based internet banking to integrated eFinance applications of insurance, investment, small business to platform and customer interaction solutions. Fleet has now purchased from S1 both our voice recognition/customer interaction solution as well as our corporate/small business products. In 2001 you will see us drive toward growing revenue from new customers as well as broader application penetration in existing customers, further validating our enterprise eFinance strategy.

To sustain this company though, our focus must be on our infrastructure too. We are focusing on our business planning. When we finish that plan, we intend to work it. To do so, we must augment the bench strength of our management team that I have already discussed. We are building greater rigor and discipline into our business planning activities. Growing our business, managing our operations, delivering our new technology platform, all drive S1 toward profitability, in other words, with our plan we must now execute!

Before turning this back to Sam for questions, I want to make a final personal comment. After being here a little more than 50 days, I appreciate even more what I believed to be true as I assessed S1 before accepting this position. I see the opportunity to build on an existing and strong technology foundation, on a committed employee team and in an environment of creative vigor. I look forward to demonstrating that promise in future results.